Exhibit 9

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

GOLDMAN, SACHS & CO.

BEAR, STEARNS & CO. INC.

DEUTSCHE BANK SECURITIES INC.

ROBERT W. BAIRD & CO. INCORPORATED

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

RAYMOND JAMES & ASSOCIATES, INC.

As Representatives of the several

    Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Syniverse Holdings, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”). Capitalized terms used and not defined in this Agreement shall have the respective meanings ascribed to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, effective upon the execution of the Underwriting Agreement, without the prior written consent of each of Lehman Brothers Inc. and Goldman, Sachs & Co. on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares in the Offering) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the Underwriting Agreement.

The foregoing paragraph shall not prohibit (A) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) in the Offering pursuant to the Underwriting Agreement; (ii) as a bona fide gift or gifts to members of the immediate family of the undersigned or to charitable institutions, in either case, for no consideration; (iii) to an entity controlled by the undersigned or a member of the immediate family of the undersigned; (iv) by will or the laws of descent and distribution or (v) to a trust, the sole beneficiaries of which are members of the immediate family of the undersigned; provided, however, that in each such case, the transferee agrees in writing to be bound by the restrictions set forth in this Lock-Up Letter Agreement; (B) the conversion of shares of the Company’s Class A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Class A Preferred Stock”), into shares of Common Stock within forty (40) days after the closing of the Offering; (C) the redemption of shares of Class A Preferred Stock by the Company as described in the Prospectus under the caption “Use of Proceeds” or (D) distributions of shares of Common Stock and/or Class A Preferred Stock by Syniverse Holdings, LLC to its members as described in the Prospectus.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering at this time, if the Underwriting Agreement does not become effective on or prior to March 31, 2005, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

Dated: February 8, 2005

[Signature Page to Syniverse Lock-Up Agreement]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

Dated: February 8, 2005

[Signature Page to Syniverse Lock-Up Agreement]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

Dated: February 8, 2005

[Signature Page to Syniverse Lock-Up Agreement]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ Collin E. Roche
Name:	Collin E. Roche
Its:	Principal

Dated: February 8, 2005

[Signature Page to Syniverse Lock-Up Agreement]